AMENDMENT NO. 6 TO
                 AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                           OF AMERICAN CENTURY INVESTMENT TRUST

     THIS AMENDMENT NO. 6 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 25th day of August, 2006 by the Trustees hereunder.

     WHEREAS, the Board of Trustees have executed an Amendment and Restatement to the Agreement and Declaration of Trust dated March 26, 2004, amended June 14, 2004, May 1, 2005, June 30, 2005, December 12, 2005 and March 10, 2006;

     WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Investment Trust (the "Trust") to add two new series titled Core Plus Fund and Short Duration Fund (the "New Series"), and

     WHEREAS, pursuant to Article VIII, Section 8 of the Declaration of Trust, the Trustees wish to amend the Declaration of Trust to reflect this change.

     NOW, THEREFORE, BE IT RESOLVED, the Declaration of Trust is hereby amended, by deleting the text of Schedule A in its entirety and inserting in lieu thereof the attached Schedule A.

     IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date written above.

Trustees of the American Century Investment Trust



/s Myron placeS. Scholes                             /s/ Ronald J. Gilson
Myron S. Scholes                                         Ronald J. Gilson



/s/ Kathryn A. Hall                                   /s/ William M. Lyons
Kathryn A. Hall                                           William M. Lyons



/s/ John B. Shoven                                    /s/ Jeanne D. Wohlers
John B. Shoven                                            Jeanne D. Wohlers



/s/ John Freidenrich
John Freidenrich







                                    Schedule A

                      American Century Investment Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

Series                              Class              Date of Establishment

Prime Money Market Fund                     Investor          06/13/1993
                                            Advisor           06/01/1998
                                            A Class           05/08/2002
                                            B Class           05/08/2002
                                            C Class           05/01/2001

Diversified Bond Fund                      Investor           08/01/2001
                                           Advisor            08/01/2001
                                           Institutional      08/01/2001
                                           A Class            05/08/2002
                                           B Class            05/08/2002
                                           C Class            05/08/2002
                                           R Class            06/30/2005

Premium Money Market Fund                  Investor           08/01/2001

High-Yield Fund                            Investor           05/08/2002
                                           Advisor            05/08/2002
                                           Institutional      06/14/2004
                                           A Class            05/08/2002
                                           B Class            05/08/2002
                                           C Class            05/08/2002
                                           R Class            06/30/2005

Inflation Protection Bond Fund             Investor           05/01/2005
                                           Institutional      05/01/2005
                                           A Class            05/01/2005
                                           B Class            05/01/2005
                                           C Class            05/01/2005
                                           R Class            05/01/2005


High-Yield Bond Fund                       Investor           12/12/2005
                                           Institutional      12/12/2005
                                           A Class            12/12/2005
                                           B Class            12/12/2005
                                           C Class            12/12/2005
                                           R Class            12/12/2005


Select Bond Fund                          Investor            12/12/2005
                                          Institutional       12/12/2005
                                          A Class             12/12/2005
                                          B Class             12/12/2005
                                          C Class             12/12/2005
                                          R Class             12/12/2005


NT Diversified Bond Fund                  Institutional       05/01/2006



Series                                    Class           Date of Establishment

Core Plus Fund                            Investor            11/29/2006
                                          Institutional       11/29/2006
                                          A Class             11/29/2006
                                          B Class             11/29/2006
                                          C Class             11/29/2006
                                          R Class             11/29/2006

Short Duration Fund                       Investor            11/29/2006
                                          Institutional       11/29/2006
                                          A Class             11/29/2006
                                          B Class             11/29/2006
                                          C Class             11/29/2006
                                          R Class             11/29/2006


This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.